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                                                                    EXHIBIT 99.1

PRESS RELEASE

                              For Immediate Release

For Further Information Contact:
Robert T. Braswell, President
Carolina Bank Holdings, Inc.
2604 Lawndale Drive
Greensboro, NC 27108
(336) 288-1898

GREENSBORO, N.C., April 14 /PRNewswire-FirstCall/ -- Carolina Bank Holdings, Inc. (Nasdaq: CLBH - News) announced 2003 first-quarter results. Characterizing the report, Robert T. Braswell, President and Chief Executive Officer stated, "We could not be more pleased with the continued strong growth and improving profitability of this period, especially considering the external factors of war and continued economic malaise that grip our country." Carolina Bank Holdings, Inc. operates Carolina Bank, Greensboro, NC as a wholly-owned subsidiary.

Compared to the quarter ended March 2002, the company reported net loans increased 27 percent to $141,500,000; deposits increased 30 percent to $161,743,000 and total assets increased 29 percent to $194,931,000. Over the same period, net income increased in actual dollars, 164% to $230,000; earnings per share increased 50% to $0.12 per share. The increase in earnings per share did not increase proportionally because the company added 805,000 new shares from a successful secondary offering in December 2002. Those new shares were not present in March 31, 2002 numbers.

Braswell also stated, "The company has not been immune from the effects of a weak economy. Consequently, we have experienced a temporary increase in problem assets. Compared with the first quarter of 2002, non-performing assets increased from 0.57 percent to 0.81 percent. Accordingly, the company has increased the allowance for loan losses from 1.30 percent to 1.33 percent. For the quarter ended March 31, 2003, the bank had net recoveries of 0.02%."

The Asheboro loan production office continues to do well. The company has acquired a premier site in Asheboro, NC for the next full-service banking office. The current Asheboro office will be incorporated into the new facility. Further, the company expects to open that office in the fourth quarter of this year. Future sites for expansion in Greensboro are under evaluation, with expectations of an opening mid 2004.

This press release contains forward-looking statements regarding future events. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include risks of managing our growth, substantial changes in financial markets, regulatory changes, changes in interest rates, loss of deposits and loan demand to other financial institutions, and changes in real estate values and the real estate market. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Company's filings with the Securities and Exchange Commission.

        Please see the attached table, "Selected Financial Information."
                  It is an integral part of this communication.

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                         CAROLINA BANK HOLDINGS, INC.
                        Selected Financial Information

                              2003                          2002

    (in thousands, except     First     Fourth    Third     Second    First
     per share)               Quarter   Quarter   Quarter   Quarter   Quarter

    OPERATING INCOME SUMMARY
    Interest income          $  2,341  $  2,376  $  2,319  $  2,237  $  2,153
    Interest expense              977     1,021     1,054       981     1,095
      Net interest income       1,364     1,355     1,265     1,256     1,058
    Provision for loan
     losses                       237       190       175       215       105
    Non-interest inc. before
     securities gns               371       335       268       167       142
    Securities gains
     (losses),net                  53         -        20         -         -
    Non-interest expenses       1,222     1,169     1,079     1,053       966
      Income before income
       taxes                      329       331       299       155       129
    Income taxes                   99        91       125        55        42
      Net income             $    230  $    240  $    174  $    100  $     87

    PER COMMON SHARE
    Basic                    $   0.12  $   0.20  $   0.17  $   0.10  $   0.08
    Diluted                      0.12      0.20      0.16      0.10      0.08
    Book Value (on
     outstanding shares)        10.05      9.93      9.88      9.65      9.29

    ASSET QUALITY
    Allowance for loan
     losses                  $  1,904  $  1,661  $  1,626  $  1,531  $  1,472
    Non-performing loans        1,384        37       395       753       858
    Repossed assets               199       648       478         -         -
    Net loan chargeoffs
     (recoveries)                  (6)      155        80       156         2
    Allowance for loan
     losses to loans             1.33%     1.25%     1.26%     1.25%     1.30%
    Non-performing assets to
     total assets                0.81%     0.36%     0.51%     0.45%     0.57%

    AVERAGE BALANCES
    Loans                    $141,065  $130,888  $126,628  $117,913  $110,355
    Earning assets           $181,565  $168,176   161,663   149,459   142,382
    Total assets             $192,565  $176,790   169,685   156,829   150,044

    AT PERIOD END
    Loans before allowance   $143,374  $133,045  $128,775  $122,527  $112,852
    Total assets              194,931   189,871   170,935   167,573   151,639
    Deposits                  161,743   154,878   145,564   142,254   124,396
    Stockholders' Equity       18,549    18,344    10,287    10,049     9,592

    RATIOS ANNUALIZED
    Net yield - avg interest
     earning assets              3.00%     3.22%     3.13%     3.36%     2.97%
    Return on average assets     0.48%     0.54%     0.41%     0.26%     0.23%
    Net charge-offs to
     average loans              -0.02%     0.47%     0.25%     0.53%     0.01%
    Efficiency ratio (excl
     security gains)             0.70      0.69      0.70      0.74      0.81

      Note: Quarterly information is unaudited.

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                           CAROLINA BANK HOLDINGS, INC.
                          Selected Financial Information

                                                      Years Ended

    (in thousands, except per share)            2002        2001       2000

    OPERATING INCOME SUMMARY
    Interest income                         $  9,085    $  9,016   $  8,002
    Interest expense                           4,151       5,397      4,464
       Net interest income                     4,934       3,619      3,538
    Provision for loan losses                    685         391        332
    Non-interest inc. before securities
     gns                                         912         557        280
    Securities gains (losses),net                 20         129          -
    Non-interest expenses                      4,267       3,386      2,642
       Income before income taxes                914         528        844
    Income taxes                                 313         126        302
       Net income                           $    601    $    402   $    542

    PER COMMON SHARE
    Basic                                   $   0.56    $   0.39   $   0.53
    Diluted                                     0.55        0.39       0.53
    Book Value (on outstanding shares)          9.93        9.29       8.88

    ASSET QUALITY
    Allowance for loan losses               $  1,661    $  1,369   $  1,187
    Non-performing loans                          37         443        254
    Repossed assets                              648           -          -
    Net loan chargeoffs (recoveries)             393         209         51
    Allowance for loan losses to loans          1.25%       1.26%      1.40%
    Non-performing assets to total assets       0.36%       0.29%      0.23%

    AVERAGE BALANCES
    Loans                                   $121,446    $ 95,602   $ 71,497
    Earning assets                           155,420     122,273     90,743
    Total assets                             163,337     129,022     95,350

    AT PERIOD END
    Loans before allowance                  $133,045    $108,882   $ 84,815
    Total assets                             189,871     151,515    112,498
    Deposits                                 154,878     124,654     97,331
    Stockholders' Equity                      18,344       9,590      9,168

    RATIOS ANNUALIZED
    Net yield - avg interest earning
     assets                                     3.17%       2.96%      3.90%
    Return on average assets                    0.37%       0.31%      0.57%
    Net charge-offs to average loans            0.32%       0.22%      0.07%
    Efficiency ratio (excl security
     gains)                                     0.73        0.81       0.69

      Note: Quarterly information is unaudited.

                              ***End of Release***